UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

ENTEST BIOMEDICAL, INC.
(Exact Name of Company as Specified in Charter)

Nevada	333-154989	26-3431263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, St 304
La Mesa California, 91942
(Address of Principal Executive Offices, Zip Code)

619 702 1404
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 3, 2011, a Complaint (“Complaint”) was filed in the U.S. District Court Middle District of the State of Pennsylvania against Entest BioMedical, Inc. ( the” Company”), David Koos (the Company’s Chairman and CEO) and Bio-Matrix Scientific Group, Inc. by 18KT.TV LLC (“Plaintiffs”) seeking to recover general damages from the Company in excess of $125,000. The Complaint alleged breach of contract and unjust enrichment relating to an investor relations contract executed by the Company and Craig Fischer (on behalf of 18KT.TV LLC).

On March 1, 2013 a SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE (“Agreement”) was entered into by and between the Plaintiffs and the Company.

Pursuant to the Agreement:

(a)
The Plaintiffs irrevocably release and forever unconditionally discharge the Company of and from any and all actions, causes of action, suits, claims, debts, dues, accounts, bonds, covenants, charges, complaints, contracts, agreements, promises, judgments and demands whatsoever, in law or in equity.

(b)
The Company irrevocably releases and forever unconditionally discharges the Plaintiffs  of and from any and all actions, causes of action, suits, claims, debts, dues, accounts, bonds, covenants, charges, complaints, contracts, agreements, promises, judgments and demands whatsoever, in law or in equity.

(c)	The Company shall cause to be issued to 18KT.TV LLC 41,000,000 of the Company’s newly issued restricted common shares.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Ex.10.1	SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEST BIOMEDICAL, INC.

By: /s/ David Koos
David Koos
Chief Executive Officer
Dated: March 7, 2012